                                                                    EXHIBIT 99.1

                                      PROXY

                           ARBOR SOFTWARE CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 20, 1998


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ARBOR SOFTWARE CORPORATION


        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on August 20, 1998 and the Joint Proxy Statement/Prospectus and appoints Stephen V. Imbler and Larry J. Braverman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Arbor Software Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, August 20, 1998, at 10:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH CONSTITUENT PROPOSAL OF THE ARBOR MERGER PROPOSAL AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR ALL PROPOSALS LISTED BELOW IF NO SPECIFICATION IS MADE ON THE REVERSE SIDE. ALL TERMS SHALL HAVE THE SAME MEANING AS THOSE DEFINED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE



[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE



1. To approve the Arbor Merger Proposal, as described in the accompanying Joint Proxy Statement/Prospectus.

a. The issuance of shares of Arbor Common Stock to stockholders of Hyperion in connection with the Merger (together with associated preferred stock purchase rights).

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]

b.   The amendment of the Arbor Certificate of Incorporation.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]

c. The election of seven members to the Board of Directors of Hyperion Solutions Corporation.


NOMINEES: John M. Dillon, Gary G. Greenfield, Harry S. Gruner, Aldo Papone,
          James A. Perakis, Mark W. Perry, Jeffrey R. Rodek.

[ ]   For         [ ] Withheld
      all             from all
    nominees          nominees


---------------------------------------
For all nominees, except as noted above


2. To approve an amendment to the Arbor 1995 Option Plan, as described in the accompanying Joint Proxy Statement/Prospectus.

a. If the Arbor Merger Proposal is approved, to approve an amendment to increase the number of Arbor Common Stock shares reserved for issuance thereunder by 5,000,000 shares.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]


b. If the Arbor Merger Proposal is not approved, to approve an amendment to increase the number of Arbor Common Stock shares reserved for issuance thereunder by 2,000,000 shares.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]


3. To approve an amendment to the Arbor Employee Stock Purchase Plan, as described in the accompanying Joint Proxy Statement/Prospectus.

a. If the Arbor Merger Proposal is approved, to approve an amendment to increase the number of Arbor Common Stock shares reserved for issuance thereunder by 1,000,000 shares.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]


b. If the Arbor Merger Proposal is not approved, to approve an amendment to increase the number of Arbor Common Stock shares reserved for issuance thereunder by 250,000 shares.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]


4. If the Arbor Merger Proposal is not approved, to elect four members of the Arbor Board of Directors:

NOMINEES: John M. Dillon, Mark W. Perry, Jeffrey R. Rodek, Ann L. Winblad

[ ]   For         [ ] Withheld
      all             from all
    nominees          nominees


---------------------------------------
For all nominees, except as noted above


5. To ratify the appointment of PricewaterhouseCoopers LLP as Arbor's independent accountants for the fiscal year ending March 31, 1999.

                          FOR       AGAINST       ABSTAIN
                          [ ]         [ ]           [ ]

                                   PLEASE MARK
                                    HERE FOR
                                     ADDRESS
                                   CHANGE AND
                                   NOTE AT LEFT
                                      [  ]


TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ARBOR ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign your name.


Signature: ____________________ Date:  __________

Signature: ____________________ Date:  __________